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                                                                     EXHIBIT 4.2

Rights Certificate No.:                                        Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S
PROSPECTUS DATED             , 2003 (THE "PROSPECTUS") AND ARE INCORPORATED
HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

                          VELOCITY EXPRESS CORPORATION
              Incorporated under the laws of the State of Delaware

                                                              CUSIP NO.: _______

                         SUBSCRIPTION RIGHTS CERTIFICATE
    Evidencing Subscription Rights to Purchase Shares of Series I Convertible
                 Preferred Stock of Velocity Express Corporation
                       Subscription Price: $2.20 per Share

     The Subscription Rights Will Expire If Not Exercised On or Before 5:00
      P.M., New York City Time, on __________, 2003, Unless Extended By the
                                     Company

REGISTERED OWNER:

        THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase, at the subscription price per Right of $2.20 (the "Subscription Price"), one share of the Series I Convertible Preferred Stock, par value $0.004 per share ("Series I Preferred") of Velocity Express Corporation, a Delaware corporation (the "Company") (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions for Use of Velocity Express Subscription Rights Certificates" accompanying this Subscription Rights Certificate.

        If any shares of the Series I Preferred available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Rights in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Right"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form-1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Right subscribed for in accordance with the "Instructions for Use of Velocity Express Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

        This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

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        IN WITNESS WHEREOF, the Company has caused this Subscription Rights
Certificate to be duly executed under its corporate seal.

Dated:  ____________, 2003

                                              VELOCITY EXPRESS CORPORATION


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

COUNTERSIGNED AND REGISTERED BY:

AMERICAN STOCK TRANSFER & TRUST
COMPANY (New York, NY)
Transfer Agent And Registrar

By:
    ----------------------------
    Name:
    Title:

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              DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

            For delivery by mail, hand delivery or overnight courier:

                     American Stock Transfer & Trust Company
                           59 Maiden Lane, Plaza Level
                            New York, New York 10038

     Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

        To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-subscription Right, please also complete line (b) and sign under Form 3 below.

(a)     I apply for ___________________ Shares x     $2.20       =  $___________
                    (No. of new Shares)      (subscription price)     (Payment)

        If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Right:

(b)     I apply for ___________________ Shares x     $2.20       =  $___________
                    (No. of new Shares)      (subscription price)     (Payment)

(c)     Total Amount of Payment Enclosed = $__________________________

METHOD OF PAYMENT (CHECK ONE):

[ ] Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent for Velocity Express Corporation." Funds paid by an uncertified check may take at least five business days to clear.

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent for Velocity Express Corporation, for purposes of accepting subscriptions in this Rights Offering at [JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021], Account #[______________].

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FORM 2 - DELIVERY TO DIFFERENT ADDRESS

        If you wish for the Series I Preferred underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

        ______________________________________________

        ______________________________________________

        ______________________________________________

FORM 3 - SIGNATURE

        I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

--------------------------------------------------------------------------------
Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 - SIGNATURE GUARANTEE

        This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
                       -------------------------------------------------
                                    (Name of Bank or Firm)

By:
     -----------------------------------------------------
                    (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

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